UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2022

Marriott Vacations Worldwide Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35219	45-2598330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9002 San Marco Court Orlando, FL	32819
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 206-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	VAC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and Notes

On December 8, 2022, Marriott Vacations Worldwide Corporation (the “Company,” “we” or “our”) sold to certain initial purchasers (the “Initial Purchasers”), and the Initial Purchasers purchased from the Company, $575 million aggregate principal amount of the Company’s 3.25% Convertible Senior Notes due 2027 (the “Notes”), pursuant to a purchase agreement (the “Purchase Agreement”) between the Company and the Initial Purchasers, which amount reflects the exercise in full by the Initial Purchasers of their option to purchase up to $75 million aggregate principal amount of additional Notes under the Purchase Agreement.

The Notes were offered in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), to the initial purchasers for initial resale to persons reasonably believed to be qualified institutional buyers pursuant to an exemption from registration provided by Rule 144A promulgated under the Securities Act. The offer and sale of the Notes and the common stock of the Company, par value $0.01 per share (the “Common Stock”), issuable upon conversion, if any, have not been registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable state securities laws. This Current Report on Form 8-K does not constitute an offer to sell nor the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

In connection with the issuance of the Notes, the Company entered into an Indenture, dated as of December 8, 2022 (the “Indenture”), by and among the Company, as issuer, Marriott Ownership Resorts, Inc. and the other guarantors party thereto from time to time (collectively, the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The terms of the Notes are governed by the Indenture. The Notes will bear interest at a rate of 3.25% per year. Interest will accrue from December 8, 2022 and will be payable semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2023. The Notes will mature on December 15, 2027, unless earlier redeemed, repurchased or converted.

The Notes are unconditionally guaranteed, on a joint and several basis, by the Guarantors on a senior, unsecured basis. The Notes are our general senior unsecured obligations and rank equally in right of payment with all of our existing and future senior indebtedness, and senior in right of payment to all of our future subordinated debt. The Notes will be effectively subordinated to any of our existing and future secured debt to the extent of the value of the assets securing such debt, including the guarantees of borrowings outstanding under the Corporate Credit Facility (as defined below). The Notes will be structurally subordinated to any existing and future indebtedness and any other liabilities and obligations of any of our subsidiaries that are not guarantors of the Notes. The guarantees will be the Guarantors’ general senior unsecured obligations and will rank equally in right of payment with all of the Guarantors’ existing and future senior indebtedness, and senior in right of payment to all of the Guarantors’ future subordinated debt. The guarantees will be effectively subordinated to any of the Guarantors’ existing and future secured debt to the extent of the value of the assets securing such debt, including any borrowings outstanding under the Corporate Credit Facility. The guarantees will be structurally subordinated to any existing and future indebtedness and any other liabilities and obligations of any of our subsidiaries that are not guarantors of the Notes. “Corporate Credit Facility” means our corporate credit facility consisting of a $900 million term loan facility which matures on August 31, 2025, and the revolving credit facility with a borrowing capacity of $750 million, including a letter of credit sub-facility of $75 million, that terminates on March 31, 2027.

Holders may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding September 15, 2027 in multiples of $1,000 principal amount, only under the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on March 31, 2023 (and only during such calendar quarter), if the last reported sale price of Common Stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

•

during the five-business day period after any five consecutive trading day period (the “Measurement Period”) in which the trading price per $1,000 principal amount of the Notes for each trading day of the Measurement Period was less than 98% of the product of the last reported sale price of Common Stock and the conversion rate on each such trading day;

•	if we call any or all of the holder’s Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; or

•	upon the occurrence of specified corporate events described in the Indenture.

On or after September 15, 2027, holders may convert their Notes, in multiples of $1,000 principal amount, at their option at any time until the close of business on the second scheduled trading day immediately preceding the maturity date.

The initial conversion rate for the Notes is 5.2729 shares of Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $189.65 per share of Common Stock, subject to adjustment upon the occurrence of certain specified events as set forth in the Indenture. Upon conversion, the Company may choose to pay and/or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at its election.

Prior to December 20, 2025, the Notes will not be redeemable. On or after December 20, 2025 and prior to the 41st scheduled trading day immediately preceding the maturity date, the Company may redeem for cash all or part of the Notes (subject to certain exceptions), at its option, if the last reported sale price of Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any period of 30 consecutive trading days (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date. No sinking fund is provided for the Notes.

In addition, upon the occurrence of a fundamental change (as defined in the Indenture), holders of the Notes may require the Company to repurchase all or part of their Notes for cash, in multiples of $1,000 principal amount or an integral multiple thereof, at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to but not including, the fundamental change repurchase date.

If certain fundamental changes referred to as make-whole fundamental changes occur or if we deliver a notice of redemption, the conversion rate for the Notes may be increased as further described in the Indenture.

The events of default, as set forth in the Indenture, include:

•	default in any payment of interest on any Note when due and payable and the continuance of such default for 30 days;

•	default in the payment of principal of any Note when due and payable at its stated maturity, upon any required repurchase, upon redemption, declaration of acceleration or otherwise;

•

failure by the Company to comply with its conversion obligations upon exercise of a holder’s conversion right under the Indenture and, in the case of a conversion to be settled in common stock, such failure continues for three business days;

•

failure by the Company to give a notice regarding a fundamental change, specified corporate transaction or make-whole fundamental change, in each case, when due and such failure continues for three business days;

•	failure by the Company to comply with its obligations under the Indenture in respect of certain merger, consolidation and asset sale transactions;

•	failure by the Company to comply with certain of its agreements required under the Notes or the Indenture for 60 days after receipt of written notice in accordance with the Indenture;

•	default by the Company or certain of its subsidiaries with respect to indebtedness for money borrowed in excess of $75.0 million;

•	certain events of bankruptcy, insolvency, or reorganization involving the Company or certain of its subsidiaries;

•	entry of final judgments for the payment of $75.0 million or more against the Company or certain of its subsidiaries which are not paid, discharged or stayed within 30 days; and

•

the guarantees of certain of the Company’s subsidiaries cease to be in full force and effect (other than in accordance with the terms of the Indenture), or certain of its subsidiaries deny or disaffirm their obligations under the indenture or its guarantee.

If an event of default, other than an event of default involving the Company’s bankruptcy or insolvency, occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice to the Company and the Trustee, may declare 100% of the principal amount of, and accrued and unpaid interest, if any, on all the Notes then outstanding, to be due and payable immediately. If an event of default involving bankruptcy or insolvency events involving the Company occurs, then 100% of the principal amount of, and all accrued and unpaid interest on, if any, all the Notes, will automatically become immediately due and payable without any notice or other action by the Trustee or any holder. Notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will consist exclusively of the right of the holders of the Notes to receive additional interest on the Notes for up to 360 days following such failure.

Convertible Note Hedge Transactions

In connection with the offering of the Notes, the Company entered into privately-negotiated convertible note hedge transactions with respect to its Common Stock (the “Convertible Note Hedge Transactions”) with certain of the Initial Purchasers and/or their respective affiliates (the “Counterparties”) on December 5, 2022 and December 6, 2022. The Company paid an aggregate amount of approximately $107.1 million to the Counterparties for the Convertible Note Hedge Transactions. The Convertible Note Hedge Transactions initially cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the same number of shares of Common Stock initially underlying the Notes, at a strike price that initially corresponds to the initial conversion price of the Notes (subject to adjustment in certain circumstances) and are exercisable upon conversion of the Notes. The Convertible Note Hedge Transactions will expire upon the maturity of the Notes.

The Convertible Note Hedge Transactions are expected generally to reduce the potential dilution to the Common Stock and/or offset any cash payments the Company is required to make in excess of the principal amount of the converted Notes, in each case, upon any conversion of the Notes, in the event that the market price per share of the common stock, as measured under the Convertible Note Hedge Transactions, is greater than the strike price of the Convertible Note Hedge Transactions.

The Convertible Note Hedge Transactions are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Convertible Note Hedge Transactions.

Warrants

In addition, concurrently with the entry into the Convertible Note Hedge Transactions on December 5, 2022 and December 6, 2022, the Company separately entered into privately-negotiated warrant transactions (the “Warrants”), whereby the Company sold to the Counterparties warrants to acquire, collectively, subject to anti-dilution adjustments, the same number of shares of Common Stock initially underlying the Notes, at an initial strike price of $286.26 per share (subject to adjustment in certain circumstances), which represents a premium of 100% over the last reported sale price of the Company’s common stock of $143.13 on December 5, 2022. The Company received aggregate proceeds of approximately $43.6 million from the sale of the Warrants to the Counterparties. The Warrants were sold in private placements to the Counterparties pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

The Warrants are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Warrants.

The foregoing description of the Indenture, the Notes, the Convertible Note Hedge Transactions and the Warrants do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture, the form of Note, the form of call option confirmation related to the Convertible Note Hedge Transactions and the form of warrant confirmation related to the Warrants, copies of which are filed as Exhibits 4.1, 4.2, 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

The Company issued and sold the Notes to the Initial Purchasers and the Warrants to the Counterparties, in each case, in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Purchase Agreement also contemplated the resale of the Notes to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under and Section 4(a)(2) of the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers. The Notes, the Warrants and the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants have not been registered under the Securities Act, or any state securities laws, and the Notes, the Warrants and the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants may not be offered or sold in the United States absent registration or the availability of exemptions from the registration requirements of the Securities Act and applicable state securities laws. The Company does not intend to file a shelf registration statement for the resale of the Notes, the Warrants or the shares of Common Stock issuable upon conversion of the Notes or exercise of the Warrants. Initially, a maximum of 4,017,295 shares of the Company’s common stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 6.9866 shares of common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions. Initially, a maximum of 6,063,835 shares of the Company’s common stock may be issued upon exercise of the Warrants, which is subject to adjustments pursuant to the terms of such Warrants.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute an offer to buy, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

4.1	Indenture, dated as of December 8, 2022, by and among Marriott Vacations Worldwide Corporation, as issuer, Marriott Ownership Resorts, Inc. and the other guarantors party thereto from time to time and The New York Bank of Mellon Trust Company, N.A., as trustee.

4.2	Form of 3.25% Convertible Senior Notes due 2027 (included as Exhibit A to Exhibit 4.1).

10.1	Form of Base Call Option Transaction Confirmation.

10.2	Form of Base Warrant Confirmation.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(Registrant)

Dated: December 8, 2022	By:	/s/ Anthony Terry
	Name:	Anthony Terry
	Title:	Executive Vice President and Chief Financial Officer